UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): September 9, 2021

Centrus Energy Corp.
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6901 Rockledge Drive, Suite 800
Bethesda, MD 20817
(301) 564-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.10 per share	LEU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into Material Definitive Agreement

On September 9, 2021, United States Enrichment Corporation, a Delaware corporation (“Enrichment”), a wholly owned subsidiary of Centrus Energy Corp. (“Centrus”), entered into an Amendment to the Lease Agreement between Enrichment and the United States Department of Energy for the lease of the gas centrifuge enrichment plant facilities in Piketon, Ohio for the American Centrifuge plant and related personal property (the “GCEP Lease”). American Centrifuge Operating, LLC, a Delaware Limited Liability company, a wholly owned subsidiary of Centrus, is a sub-lessee of the GCEP Lease.

Pursuant to the amendment, the GCEP Lease, which was scheduled to expire by its terms on May 31, 2022, was renewed and extended until December 31, 2025. Except for the extension of the GCEP Lease term, all other terms of the GCEP Lease, as amended, remain unchanged.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by the text of the amendment, a copy of which is expected to be filed as an exhibit to Centrus’ quarterly report on Form 10-Q for the third quarter ending September 30, 2021.

Centrus, or its subsidiaries, are also a party to a number of other agreements or arrangements with the United States government, as described in Centrus’ annual report on Form 10-K and other filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

Date:	September 14, 2021	By:	/s/ Philip O. Strawbridge
Philip O. Strawbridge
Senior Vice President, Chief Financial Officer,
Chief Administrative Officer and Treasurer